Exhibit 99.1

MARTIN MIDSTREAM PARTNERS L.P. ANNOUNCES EXCHANGE OFFER FOR EXISTING NOTES, SOLICITATION OF ACCEPTANCES OF A PREPACKAGED PLAN AND SEPARATE RELATED CASH TENDER OFFER OPEN TO CERTAIN INVESTORS

KILGORE, Texas, July 9, 2020 (GLOBE NEWSWIRE) – Martin Midstream Partners L.P. (Nasdaq: MMLP) (the “Partnership”) today announced that it and its subsidiary, Martin Midstream Finance Corp. (“FinanceCo” and, together with the Partnership, the “Issuers”), have commenced two separate but concurrent transactions, and related consent solicitations, to extend the maturities of the Partnership’s indebtedness (the “Offers”) by purchasing or exchanging, as applicable, the Issuers’ outstanding 7.25% senior unsecured notes due 2021 (the “Existing Notes”).

The Offers and the Plan Solicitation (as defined below) will expire at 5:00 p.m., New York City time, on August 6, 2020, unless extended or earlier terminated by the Partnership (such date and time with respect to an Offer, as the same may be extended or earlier terminated with respect to such Offer, the “Expiration Time”). Existing Notes tendered for purchase or exchange, as applicable, may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on July 22, 2020, unless extended by the Partnership (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Early Participation Date”), but not thereafter. The settlement date with respect to each Offer is expected to occur within three business days of the Expiration Time, subject to all conditions to such Offer and the related consent solicitations (as described below) having been satisfied or, where possible, waived by the Partnership, which is expected to be on or about August 11, 2020 (such date and time, as the same may be extended with respect to an Offer, the “Settlement Date”). Holders that validly tender and do not validly withdraw Existing Notes prior to the Early Participation Date will receive additional consideration in the applicable Offer as described below.

The Offers are subject to certain closing conditions, including, among other things, participation in the Offers by at least 95% of the outstanding principal amount of Existing Notes as of the Expiration Time (the “Minimum Participation Condition”).

Certain holders of the Existing Notes (the “Supporting Holders”), who as of the date hereof, beneficially owned approximately $270.7 million aggregate principal amount, or approximately 74.3%, of the outstanding Existing Notes, have agreed to, among other things, support and use commercially reasonable efforts to complete the transactions, including by tendering their Existing Notes in the Exchange Offer (as defined below), delivering their consents in the related consent solicitation and voting in favor of the Plan (as defined below), as contemplated by the Restructuring Support Agreement, dated as of June 25, 2020 (the “RSA”), between the Partnership and the Supporting Holders, which was attached as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on June 26, 2020.

In connection with the transactions, on July 8, 2020, Martin Operating Partnership L.P., a wholly owned subsidiary of the Partnership, the Partnership, and certain subsidiaries of the Partnership entered into the Eleventh Amendment to Third Amended and Restated Credit Agreement with Royal Bank of Canada, as administrative agent and collateral agent for the lenders and as an L/C Issuer and a lender, and the other lenders party thereto, which upon its effectiveness will amend the credit agreement to, among other things, permit the consummation of the Offers.

Exchange Offer

The first Offer consists of an offer to Eligible Holders (as defined below) of record of the Existing Notes to exchange (the “Exchange Offer”) any and all of the outstanding Existing Notes for a combination of cash, 11.50% Senior Secured Second Lien Notes due 2025 (the “Exchange Notes”), and rights (the “Rights”) to acquire (the “Rights Offering”) 10.00% Senior Secured 1.5 Lien Notes due 2024 (the “New Notes”), as further described below, upon the terms and subject to the conditions set forth in the Exchange Offer Memorandum, Consent Solicitation, Rights Offering, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated July 9, 2020 (as may be amended or supplemented from time to time, the “Offering Memorandum” and, together with the related Exchange Offer letter of transmittal and the related Exchange Offer eligibility letter, the “Exchange Offer Documents”). In conjunction with the Exchange Offer, the Partnership is also soliciting votes (the “Plan Solicitation”) to accept a prepackaged plan of reorganization (the “Plan”).

Pursuant to the Rights Offering, Eligible Holders shall have the Right to acquire their pro rata share of up to $50 million in aggregate principal amount of New Notes. The Rights Offering will expire at 5:00 p.m., New York City time, on the Early Participation Date. After the Early Participation Date, unexercised Rights will automatically terminate.

In order to facilitate the transactions, the Partnership, FinanceCo, certain of the Partnership’s subsidiaries, and certain of the Supporting Holders (the “Backstop Parties”) entered into the Backstop Agreement, dated as of July 9, 2020, a copy of which was attached as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K filed on July 9, 2020, pursuant to which each of the Backstop Parties, severally and not jointly, has agreed, among other things, to purchase any unsubscribed New Notes that have not been purchased by Eligible Holders in the Rights Offering as part of the Exchange Offer, or if the Exchange Offer and Cash Tender Offer (as defined below) are not consummated, pursuant to the Plan. Backstop Parties will receive a backstop fee of $3.75 million, which will be paid in the form of additional New Notes.

The Exchange Offer and Rights Offering will be made, and the Total Exchange Consideration or Exchange Consideration, as applicable, is being offered and will be issued, only to holders (1) who are (x) “qualified institutional buyers” (“QIBs”), as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), or (y) institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3), and (7) of Regulation D (“Regulation D”) of the Securities Act (“Institutional Accredited Investors”), in each case, in a private transaction in reliance upon an applicable exemption from the registration requirements of the Securities Act, such as those provided by Section 4(a)(2) and/or Regulation D, and (2) outside the United States, who are not “U.S. persons” (“Non-U.S. Persons”), as defined in Regulation S (“Regulation S”) under the Securities Act, in offshore transactions in reliance upon an applicable exemption from the registration requirements of the Securities Act, such as that provided by Regulation S (“Eligible Holders”). Only Eligible Holders are authorized to receive the Offering Memorandum and to participate in the Exchange Offer and Rights Offering. The Exchange Offer is made only by, and pursuant to, the terms set forth in the Offering Memorandum.

Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, in exchange for each $1,000 in principal amount of Existing Notes that are tendered by Eligible Holders at or before the Early Participation Date or after the Early Participation Date but before the Expiration Time, as applicable, and accepted for exchange, Eligible Holders will receive the “Total Exchange Consideration” or “Exchange Consideration,” respectively, each of which is set forth in the following table. No separate consent payment or fee is being paid to Eligible Holders in the consent solicitation.

Existing Notes to be Exchanged	CUSIP/ ISIN	Outstanding Aggregate Principal Amount	Exchange Options	Exchange Consideration Amount (per $1,000 Principal Amount of Existing Notes Tendered After Early Participation Date)(1)(3)	Total Exchange Consideration Amount (per $1,000 Principal Amount of Existing Notes Tendered Before Early Participation Date)(2)(3)
7.25% Senior Unsecured Notes due 2021	CUSIP No. 573334AD1 / ISIN US573334AD16; CUSIP No. 573334AC3 / ISIN US573334AC33;	$364.5 million	Option 1 – Cash Election(4)	$600 cash, subject to the Cash Consideration Cap	$650 cash, subject to the Cash Consideration Cap
			Option 2 – Exchange Notes Election	$950 principal amount of Exchange Notes(6)	$1,000 principal amount of Exchange Notes(6)
	CUSIP No. U57363AB6 / ISIN USU57363AB68; CUSIP No. U57363AC4		Option 3 – New Notes and Exchange Notes Election	Option 3 is not available after the Early Participation Date

$1,000 principal amount of Cash from Excess Proceeds and/or Exchange Notes (see NOTE below), plus automatic exercise of the right to purchase such Eligible Holder’s pro rata portion of New Notes(5)(6)(7)

NOTE: In the event there are Excess Proceeds (described below in Note 5), Eligible Holders will first receive a pro rata share in cash of the Excess Proceeds in exchange for their Existing Notes and the balance in Exchange Notes.

(1)

Eligible Holders of Existing Notes will only be eligible to receive the Exchange Consideration if they validly tender and do not validly withdraw their Existing Notes for exchange and deliver related consents after the Early Participation Date but at or prior to the Expiration Time.

(2)

Eligible Holders of Existing Notes will only be eligible to receive the Total Consideration if they validly tender and do not validly withdraw their Existing Notes and deliver the related consents at or prior to the Early Participation Date. The Total Consideration is inclusive of the Exchange Consideration.

(3)	For each exchange option, plus accrued and unpaid interest from and including February 15, 2020 until the Settlement Date.
(4)

In the event that the amount of cash required to purchase all Existing Notes tendered pursuant to Option 1 would exceed the amount equal to (i) $50.0 million minus (ii) the cash required to purchase all Existing Notes tendered pursuant to the Cash Tender Offer (the “Cash Consideration Cap”), each Eligible Holder who elected Option 1 will have the amount of Existing Notes it tendered for cash accepted on a pro rata basis such that the aggregate amount of cash spent equals the Cash Consideration Cap, and the balance of Existing Notes each such Eligible Holder tendered that were not accepted for purchase for cash will be exchanged into Exchange Notes as if such Eligible Holder had made an election pursuant to Option 2 with respect to such balance of Existing Notes. In the event that holders tender $77 million or more in aggregate principal amount of Existing Notes pursuant to the Cash Tender Offer, Eligible Holders electing Option 1 would receive no cash and would instead receive Exchange Notes as if they had made an election pursuant to Option 2.

(5)

If the amount of cash consideration required to be paid pursuant to the Option 1 cash election and the Cash Tender Offer (the “Total Cash Consideration”) is less than $50.0 million, the Partnership will first purchase Existing Notes from each Eligible Holder electing Option 3, on a pro rata basis based upon such Eligible Holder’s participation in the Rights Offering relative to all Eligible Holders who participated in the Rights Offering, with Excess Proceeds at a purchase price equal to $1,000 per Existing Note, and the balance of Existing Notes each such Eligible Holder tendered that were not accepted for purchase for cash will be exchanged into Exchange Notes as if such Eligible Holder had made an election pursuant to Option 2 with respect to such balance of Existing Notes. “Excess Proceeds” will be an amount equal to (i) the difference between $50.0 million and the Total Cash Consideration multiplied by (ii) 0.85.

(6)

The Issuers are offering up to $322.0 million in aggregate principal amount of Exchange Notes at an exchange rate of $1,000 in principal amount of Exchange Notes per $1,000 in principal amount of Existing Notes tendered.

(7)	The Issuers are offering up to $50.0 million in aggregate principal amount of New Notes at a subscription price of $137.1908 per $1,000 in principal amount of Existing Notes tendered.

In conjunction with the Exchange Offer, and upon the terms and conditions set forth in the Offering Memorandum, the Partnership is soliciting related consents from Eligible Holders of the Existing Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes (the “Existing Notes Indenture”), which will become effective if holders representing a majority of the principal amount of the Existing Notes then outstanding consent to adopt the Proposed Amendments. The Proposed Amendments will, among other things, eliminate substantially all of the restrictive covenants in the Existing Notes Indenture, delete certain events of default, and shorten the period of advance notice required to be given to holders of Existing Notes from 30 days to 3 business days in the case of a redemption of the Existing Notes.

The Partnership’s obligation to accept any Existing Notes tendered in the Exchange Offer is also subject to the satisfaction of certain customary conditions, including the Minimum Participation Condition. The Partnership reserves the right, in its sole discretion, to: (1) delay accepting any tendered Existing Notes and delivered consents, terminate or amend or extend the Exchange Offer or related consent solicitation and not to accept for exchange any Existing Notes not previously accepted for exchange; and (2) amend, modify or waive, in part or in whole, at any time, or from time to time, the terms of the Exchange Offer or related consent solicitation in any manner not prohibited by law. The complete terms and conditions of the Exchange Offer are set forth in the Offering Memorandum and the other documents relating to the Exchange Offer, which will be distributed only to Eligible Holders of the Existing Notes.

Interest on the Exchange Notes will accrue at the rate of 11.500% per annum, paid semi-annually in arrears in cash. Interest on the New Notes will accrue at the rate of 10.000% per annum, paid semi-annually in arrears in cash.

In the event that tendered Existing Notes are not accepted by the Partnership for exchange, such tendered Existing Notes will be promptly returned to the tendering Eligible Holders (which will include the corresponding consents), and no consideration will be paid or become payable in respect of such Existing Notes.

If and when issued, the Exchange Notes and the New Notes will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction. Therefore, the Exchange Notes and the New Notes may not be offered or sold in the United States or to or for the account or benefit of any U.S. persons except pursuant to an offering or sale registered under, an exemption from or in a transaction not subject to the registration requirements of the Securities Act and any applicable state securities laws.

Epiq Corporate Restructuring, LLC (“Epiq”) is serving as the Information Agent, Solicitation Agent, Exchange Agent, Subscription Agent, and Voting Agent (the “Exchange Agent”) in connection with the Exchange Offer and the related consent solicitation, Rights Offering and Plan Solicitation. Questions concerning the Exchange Offer and the related consent solicitation, Rights Offering and Plan Solicitation or requests for additional copies of the Offering Memorandum or other related documents may be directed to Epiq at Tabulation@epiqglobal.com, with a reference to “Martin Midstream” in the subject line. Eligible Holders who desire to obtain and complete an Exchange Offer eligibility letter should also contact the Exchange Agent at the email address above. Consult your broker, dealer, commercial bank or trust company or other nominee for assistance on how to tender your Existing Notes and related consents.

Neither the Issuers nor any other person makes any recommendation as to whether holders should tender their Existing Notes in the Exchange Offer or provide the consent to the Proposed Amendments in the consent solicitation, and no one has been authorized to make such a recommendation. Eligible Holders of securities should read carefully the Offering Memorandum before making an investment decision to participate in the Exchange Offer. In addition, Eligible Holders must make their own decisions as to whether to tender their Existing Notes in the Exchange Offer and provide the consent in the related consent solicitation, and if they so decide, the principal amount of the Existing Notes to tender.

The Plan and Plan Solicitation

The Plan Solicitation is being made to Eligible Holders of Existing Notes. In the event the conditions to the Exchange Offer and the related consent solicitation are not satisfied or waived, but the Partnership receives votes to accept the Plan such that the class of Existing Notes constitutes an accepting class for purposes of section 1129(a)(8) of the Bankruptcy Code, which requires votes to accept the Plan from the holders of (i) at least 66 2/3% in aggregate principal amount of Existing Notes that cast ballots with respect to the Plan and (ii) more than 50% in number of holders of Existing Notes that cast ballots with respect to the Plan, the Partnership and its subsidiaries intend to commence chapter 11 cases to consummate the Plan. In addition, if at any time the Partnership for any reason determines that it would be advantageous, the Partnership and its subsidiaries may commence chapter 11 cases to consummate the Plan. If the Partnership and its subsidiaries commence chapter 11 cases, then all holders of Existing Notes will have the opportunity to elect certain treatment for their Existing Notes claims under the Plan.

Under the Plan, all classes of claims and interests, other than the class of Existing Notes, will either be reinstated in accordance with section 1124 of the Bankruptcy Code or paid in full in cash. Accordingly, all such other classes of claims and interests are unimpaired, are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, and, therefore, will not be entitled to vote to accept or reject the Plan.

Cash Tender Offer

The second Offer consists of an offer to purchase for cash (the “Cash Tender Offer”) any and all of the Existing Notes held by Other Holders (as defined below), on the terms and subject to the conditions set forth in the Offer to Purchase for Cash up to $77.0 Million in Aggregate Principal Amount of Outstanding 7.25% Senior Unsecured Notes due 2021 and Consent Solicitation, dated July 9, 2020 (the “Offer to Purchase” and, together with the related Cash Tender Offer letter of transmittal and the related Cash Tender Offer eligibility letter, the “Cash Tender Offer Documents”).

Holders of Existing Notes that are not QIBs, not Institutional Accredited Investors and not Non-U.S. Persons are eligible to participate in the Cash Tender Offer (such holders, the “Other Holders”). Eligible Holders are not Other Holders, and therefore not eligible to participate in the Cash Tender Offer. The Cash Tender Offer is made only by, and pursuant to, the terms set forth in the Offer to Purchase.

Upon the terms and subject to the conditions set forth in the Cash Tender Offer Documents, consideration for each $1,000 principal amount of the Existing Notes validly tendered by Other Holders and accepted for purchase pursuant to the Cash Tender Offer will be as set forth in the table below, subject to proration as described below. Other Holders will also receive accrued and unpaid interest on their Existing Notes from February 15, 2020 up to, but not including, the Settlement Date for all of their Existing Notes.

Existing Notes	CUSIP/ ISIN	Outstanding Aggregate Principal Amount	Tender Offer Consideration per $1,000 Principal Amount of Existing Notes Tendered After Early Participation Date*	Early Participation Premium*	Total Consideration per $1,000 Principal Amount of Existing Notes Tendered Before Early Participation Date*
7.25% Senior Unsecured Notes due 2021	CUSIP No. 573334AD1 / ISIN US573334AD16; CUSIP No. 573334AC3 / ISIN US573334AC33; CUSIP No. U57363AB6 / ISIN USU57363AB68; CUSIP No. U57363AC4	$364.5 million	$600 cash	$50 cash	$650 cash

* No separate consent payment or fee is being paid to Other Holders in the consent solicitation.

In conjunction with the Cash Tender Offer, and upon the terms and conditions set forth in the Offer to Purchase, the Issuers are soliciting consents from Other Holders of the Existing Notes to the Proposed Amendments to the Existing Notes Indenture.

The Partnership’s obligation to accept any Existing Notes tendered in the Cash Tender Offer is also subject to the satisfaction of certain customary conditions, including Minimum Participation Condition. The Partnership reserves the right, in its sole discretion, to: (1) delay accepting any tendered Existing Notes and delivered consents, terminate or amend or extend the Cash Tender Offer or related consent solicitation and not to accept for exchange any Existing Notes not previously accepted for tender; and (2) amend, modify or waive, in part or in whole, at any time, or from time to time, the terms of the Cash Tender Offer or related consent solicitation in any manner not prohibited by law. The complete terms and conditions of the Cash Tender Offer are set forth in the Offer to Purchase and the other documents relating to the Cash Tender Offer, which will be distributed only to Other Holders of the Existing Notes.

In the event that tendered Existing Notes are not accepted by the Partnership for exchange, such tendered Existing Notes will be promptly returned to the tendering Other Holders (which will include the corresponding consents), and no consideration will be paid or become payable in respect of such Existing Notes.

Other Holders of Existing Notes may also contact their brokers, dealers, commercial banks or trust companies for assistance concerning the Cash Tender Offer and related consent solicitation. Epiq Corporate Restructuring, LLC will act as the Depositary and Information Agent for the Cash Tender Offer and related consent solicitation. Questions regarding the terms of the Cash Tender Offer and related consent solicitation may also be directed to the Depositary and Information Agent. Requests for additional copies of documentation related to the Cash Tender Offer and related consent solicitation, requests for copies of the Existing Indenture and any questions or requests for assistance in tendering may be directed to the Depositary and Information Agent at Tabulation@epiqglobal.com, with a reference to “Martin Midstream” in the subject line. Other Holders who desire to obtain and complete a Cash Tender Offer eligibility letter should also contact the Depositary and Information Agent at the email address above.

Neither the Issuers nor any other person makes any recommendation as to whether holders should tender their Existing Notes in the Cash Tender Offer or provide the consent to the Proposed Amendments in the consent solicitation, and no one has been authorized to make such a recommendation. Other Holders of securities should read carefully the Offer to Purchase before making an investment decision to participate in the Cash Tender Offer. In addition, Other Holders must make their own decisions as to whether to tender their Existing Notes in the Cash Tender Offer and provide the related consent in the consent solicitation, and if they so decide, the principal amount of the Existing Notes to tender.

Additional Information

This press release is for informational purposes only and does not constitute an offer to purchase or exchange or a solicitation of an offer to purchase or exchange any Existing Notes or an offer to sell securities. The Exchange Offer, the related consent solicitation and the related Plan Solicitation are being made solely through, and pursuant to the terms of the confidential Offering Memorandum. The Cash Tender Offer and the related consent solicitation are being made solely through, and pursuant to, the terms of the confidential Offer to Purchase. The Offers are not be made to holders of the Exchange Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Exchange Notes and the New Notes issuable upon exercise of the rights in the Rights Offering are also subject to further restrictions on transfer as set forth in the Offering Memorandum and the Offer to Purchase, as applicable.

About Martin Midstream Partners L.P.

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the Partnership’s ability to refinance its senior unsecured notes due February 15, 2021 prior to August 19, 2020, (iii) the Partnership’s pursuit of strategic alternatives, (iv) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (v) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

The information in the Partnership’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings the Partnership makes with the SEC.

Additional information concerning the Partnership is available on the Partnership’s website at www.MMLP.com or by contacting:

Sharon Taylor – Head of Investor Relations

(877) 256-6644